UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 9, 2005
(December 5, 2005)

Commission	Name of Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

333-32170	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

2006 Officer Incentive Plan

On December 5, 2005, the Human Resources and Compensation Committee (the “Compensation Committee”) of the Board of Directors (“Board”) of PNM Resources, Inc. (“PNMR” or the “Company”) approved the 2006 Officer Incentive Plan (the “Plan”) for officers, including executive officers, that will be effective from January 1 through December 31, 2006.

Eligibility

All Company officers are eligible to participate in the Plan with the exception of the Vice Presidents for First Choice Power, who will participate in the First Choice Power Incentive Plan. For purposes of this Plan, officer means any employee of the company with the title of Chief Executive Officer, President, Executive Vice President, Senior Vice President or Vice President.

Summary of Significant Terms

•
In order to be eligible for incentive awards, the overall combined company, business unit, and individual goal performance must at least achieve the “threshold” performance level, as defined in the Plan.

•
In order to be eligible for award enhancement, certain PNMR earnings per share amounts must be achieved. The earnings per share range is established solely for the purpose of measuring performance under the Plan and has no effect on any earnings guidance that may be announced by the Company.

•
The applicable salary grade midpoint is the participant’s salary grade midpoint effective December 31 of the Plan year unless the participant has been demoted during the Plan year. In this event, the participant’s salary grade midpoint may be prorated based on the period of time worked at each level.

•	Any participant who terminates employment on or before awards are distributed for the Plan year for any reason other than death, impaction or retirement will not be eligible for payment of an award.

•	Incentive award opportunities are:

Award Eligibility Level	Individual Goal
	Threshold *	Stretch *	Optimal *
Vice-President	4.0%	7.0%	10.0%
Senior Vice-President	6.4%	11.2%	16.0%
Executive Vice-President	8.0%	14.0%	20.0%
Chairman, President, and CEO	11.2%	19.6%	28.0%

* Award calculated as a percent of salary grade midpoint.

General

A copy of the Plan will be filed as an exhibit to the Company’s Form 10-K for the year ended December 31, 2005.

Future Restricted Stock Awards

Certain actions taken by PNMR Board Committees and the PNMR Board on December 5 and 6, 2005, in connection with stock ownership guidelines for directors and executive officers will impact future restricted stock grants to directors and executive officers. Reference is made to the discussion in Item 8.01, Other Events, below, which is incorporated by reference in this Item 1.01.

Item 8.01 Other Events.

On December 5, 2005, the Governance and Public Policy Committee of the Board of PNMR approved guidelines establishing recommended levels of PNMR stock ownership for Company directors and recommended approval by the full Board. The Compensation Committee approved guidelines establishing such recommendations for Company executive officers (“Stock Ownership Guidelines”). The PNMR Board approved the director Stock Ownership Guidelines on December 6, 2005.

The Stock Ownership Guidelines will be effective January 1, 2006. The recommendations under the Stock Ownership Guidelines include the following:

•	Directors and executive officers will report holdings annually and the first measurement period will be on the completion of the initial 3-year period.
•
Within three years, directors and executive officers will hold PNMR stock, from whatever source acquired, equal to a multiple of 2x the directors’ annual cash retainer and the executive officers’ annual base salary, respectively.

•	Within five years, directors will hold, through existing shares owned and amounts retained through the restricted stock deferral, a multiple of 5x the directors’ annual cash retainer.
•
Within five years, executive officers will hold, through existing shares owned and amounts retained through the restricted stock deferral, a multiple of 2x to 5x the executive officers’ annual base salary (depending on officer classification).

•	Directors and executive officers will hold 75% of the annual restricted stock award until six months after termination from the Board or from employment, respectively.

A copy of the Stock Ownership Guidelines is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number Description

99.1	PNMR Stock Ownership Guidelines for Officers and Stock Ownership Guidelines for Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: December 9, 2005	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)

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